UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Master Services Agreement

On May 1, 2018 (the “Effective Date”), Ritter Pharmaceuticals, Inc. (the “Company”) entered in an Amended and Restated Master Services Agreement (the “Services Agreement”) with Medpace, Inc. (“Medpace”), pursuant to which Medpace will perform certain services related to the management and execution of certain clinical trials involving the Company’s lead product candidate, RP-G28. The Services Agreement supersedes a Master Services Agreement, dated August 30, 2016, by and between the Company and Medpace. The precise services to be performed by Medpace under the Services Agreement will be mutually agreed upon by the parties in writing and set forth in one or more task orders. The Company is not obligated to purchase any minimum or specific volume or dollar amount of services under the Services Agreement.

The term of the Services Agreement is four years from the Effective Date unless earlier terminated. The Company may terminate the Services Agreement or any task order without cause immediately upon giving Medpace notice of such termination. Medpace may terminate a task order if the Company has materially defaulted on its obligations under the Services Agreement or any task order and has not cured such material default with advance notice to the Company, as described in the Services Agreement.

The foregoing description of the Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

First Amendment to Warrant Agency Agreement

On May 1, 2018, the Company entered into a First Amendment to Warrant Agency Agreement (the “Warrant Amendment”), with Corporate Stock Transfer, acting as Warrant Agent. The purpose of the Warrant Amendment is to clarify the effect of the 1-for-10 reverse stock split (the “Stock Split”), effected by the Company on March 23, 2018, on the warrants issued in connection with the Company’s October 2017 public offering (the “Warrants”) that are governed by the Warrant Agency Agreement. The Warrant Amendment clarifies that following the Stock Split each Warrant entitles the holder to purchase from the Company one-tenth of a share of common stock, par value $0.001 per share, at an exercise price of $4.40 per share. The Amendment also provides that the Warrants may only be exercised in multiples of 10 such that a whole number of shares of common stock is issuable upon exercise; provided, however, that a Warrant holder holding less than 10 Warrants but at least five Warrants may request the exercise of all of its remaining Warrants (the “Remaining Warrants”). In such case, the number of shares to be issued upon the exercise of such Remaining Warrants shall be rounded up to one share.

The foregoing description of the Warrant Amendment is not complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, which is filed as Exhibit 4.1 to this Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing that it had entered into the Services Agreement with Medpace. A copy of the press releases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Master Services Agreement, dated May 1, 2018, by and between Ritter Pharmaceuticals, Inc. and Medpace , Inc.

10.1	First Amendment to Warrant Agency Agreement, dated May 1, 2018, by and between Ritter Pharmaceuticals, Inc. and Corporate Stock Transfer

99.1	Press Release dated May 3, 2018, entitled “Ritter Pharmaceuticals Selects Medpace as its Clinical Research Organization for Pivotal Phase 3 Clinical Trial of RP-G28 in Lactose Intolerance”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Step
	Name:	Michael D. Step
	Title:	Chief Executive Officer

Date: May 7, 2018